UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 8, 2017

LAYNE CHRISTENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34195 (Commission File Number)	48-0920712 (I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd., Ste. 800

The Woodlands, Texas  77380

(Address of principal executive office)(Zip Code)

(281) 475-2600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 8, 2017, Layne Christensen Company ("Layne") and certain of its subsidiaries (collectively, the "Company"), entered into an Asset Purchase Agreement (the "Purchase Agreement") to sell substantially all of the assets of Layne's Heavy Civil business for $10.1 million, subject to certain working capital adjustments.  The purchaser of the Heavy Civil business is Reycon Partners LLC (the "Buyer"), which is owned by a group of private investors, including members of the current Heavy Civil senior management team.

Subject to certain exceptions, the Buyer will assume the Company's obligations under all the job contracts of the Heavy Civil business that are open as of the date of the Purchase Agreement and the Company will retain any other obligations of the business, including warranty obligations for the business' job contracts that were completed as of the date of the Purchase Agreement.

The Buyer has the option to pay up to $3.7 million of the consideration in the form of Layne common stock currently owned by the owners of the Buyer (valued at the weighted average price of Layne's common stock for the 10 trading days immediately prior to the closing date).  The total purchase price for the assets will increase or decrease on a dollar-for-dollar basis to the extent the Heavy Civil business' working capital is more or less than an agreed upon target working capital amount.  In addition, Layne and the Buyer have agreed to split equally any amounts received with respect to a $3.5 million outstanding receivable related to a job contract that is substantially completed.

The Purchase Agreement contains customary representations and warranties, closing conditions and indemnification provisions.  The Company and Buyer have agreed to mutual non-solicitation of employees and non-competition covenants for a period of two years after the closing of the Purchase Agreement.

The Asset Purchase Agreement may be terminated under specific circumstances described therein, including by mutual written consent, in connection with a material breach of the agreement by a party thereto.  Subject to satisfaction of customary closing conditions, including obtaining any required consents and approvals, the transaction is expected to close in approximately 90 days.

ITEM 7.01REGULATION FD DISCLOSURE

A copy of the press release announcing the execution of the Asset Purchase Agreement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.  The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated February 9, 2017 of Layne Christensen Company, furnished pursuant to Item 7.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY
(Registrant)

Date: February 9, 2017	By:	/s/ J. Michael Anderson
J. Michael Anderson,
Senior Vice President and Chief Financial Officer